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                                                                     EXHIBIT 5.1


                         [NIXON PEABODY LLP LETTERHEAD]

                               February 10, 2000

Choice One Communications Inc.
100 Chestnut Street
Rochester, New York  14604

Ladies and Gentlemen:

     We have acted as counsel to Choice One Communications Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale by the Company of up to 8,216,750 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock").

     This opinion is being delivered to you in connection with the Registration Statement.

     In connection with the foregoing, we have examined the Registration Statement and the Preliminary Prospectus contained in the Registration Statement (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

     In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness
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Choice One Communications Inc.
February 10, 2000
Page 2


of all signatures on such originals or copies and that the consideration for the Common Stock shall have been received by the Company.

     Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the laws of the United States of America and the Constitution and General Corporation Law of the State of Delaware and applicable Delaware case law.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, as amended, we are of the opinion that the 8,216,750 shares of Common Stock to be offered pursuant to the Preliminary Prospectus will have been duly authorized and validly issued and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our names as it appears under the caption "Legal Matters" in the Preliminary Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the shares of Common Stock.

     This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

                                       Very truly yours,



                                       /s/Nixon Peabody LLP